Exhibit 10.2

AMENDMENT NO. 1

to

HOMEBANC MORTGAGE TRUST 2005-3

MORTGAGE BACKED NOTES

TRUST AGREEMENT

among

HMB ACCEPTANCE CORP.,

as Depositor,

WILMINGTON TRUST COMPANY,

as Owner Trustee

and

WELLS FARGO BANK, N.A.,

as Securities Administrator

(Effective February 24, 2006)

This Amendment No. 1 (this “Amendment No. 1”) to the Trust Agreement related to HomeBanc Mortgage Trust 2005-3 Mortgage Backed Notes, dated and effective as of February 24, 2006, by and among HMB Acceptance Corp., as depositor (the “Depositor”), Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the HomeBanc Mortgage Trust 2005-3 Mortgage Backed Notes (the “Notes”), the Depositor, the Owner Trustee and the Securities Administrator have entered into a Trust Agreement dated as of May 1, 2005 (the “Trust Agreement”);

WHEREAS, the Depositor, the Owner Trustee and the Securities Administrator desire to amend the Trust Agreement to modify Section 2.07, Section 2.09, Section 5.06, Section 5.08 and Section 10.02 thereof, as provided herein;

WHEREAS, Section 10.01 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Securities Administrator and the Owner Trustee, with the consent of the Holder of the Ownership Certificate and notice to the Rating Agencies, but without the consent of any of the Noteholders, in order to, among other things, add any provisions to or change in any manner or eliminate any of the provisions therein or to modify in any manner the rights of Noteholders or the Holder of the Ownership Certificate; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Holder of the Ownership Certificate (unless the Person requesting the amendment obtains a letter from each Rating Agency to the effect that this Amendment No. 1 will not cause such Rating Agency to reduce, qualify or withdraw the current rating assigned to the Notes) or adversely affect the tax status of the Trust. In addition, Section 10.01 of the Trust Agreement provides that the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement;

WHEREAS, the Holder of the Ownership Certificate desires to provide its consent to this Amendment No. 1 by its execution of this Amendment No. 1;

WHEREAS, each Rating Agency has received notice of this Amendment No. 1 and has delivered the letter referred to above; and

WHEREAS, the Owner Trustee has received the Opinion of Counsel required pursuant to Section 10.01 of the Trust Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I

AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01 Amendment to Section 2.07 (Liability of the Holder of the Ownership Certificate).

Section 2.07 of the Trust Agreement is hereby amended in its entirety to read as follows:

To the fullest extent permitted by applicable law, no Certificateholder shall have any personal liability for any liability or obligation of the Trust or, except as otherwise provided herein, to the Owner Trustee.

Section 1.02 Amendment to Section 2.09 (Title to Trust Property).

Section 2.09(b) of the Trust Agreement is hereby amended in its entirety to read as follows:

The Certificateholders shall have no legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

Section 1.03 Amendments to Section 5.06 (Prior Notice to the Holder with Respect to Certain Matters).

(a) The heading related to Section 5.06 is hereby amended in its entirety to read as follows:

Section 5.06 Prior Notice to the Holder with Respect to Certain Matters; Separateness Covenants.

(b) The first full paragraph in Section 5.06 following subsection (p) is hereby amended in its entirety to read as follows:

In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity nor guarantee nor become obligated for the debts of any other person. Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office and bank accounts separate from the offices and bank accounts of the Depositor or any of its Affiliates. The Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Agreements and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Operative Agreements and related documentation. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not follow the directions or instructions of the Depositor. The Trust shall hold itself out as a separate entity from the Depositor, the Certificateholder, and any of their affiliates, conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any Certificateholder, Affiliate, or other person. The Trust shall observe all formalities required under the Delaware Trust Statute. The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity. The Trust shall not acquire the obligations or securities of its Affiliates or the Seller. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity. The Trust shall not identify itself as a division of any other person or entity. The Trust shall maintain adequate capital in light of its contemplated business operations. The Trust shall conduct business with its affiliates on an arm’s-length basis.

Section 1.04 Amendment to Section 5.08 (Restrictions on the Holder’s Power).

Section 5.08 of the Trust Agreement is hereby amended in its entirety to read as follows:

The Holder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given. The Holder shall not guarantee any obligations of the Trust.

Section 1.05 Amendment to Section 10.02 (No Legal Title to Trust Estate in Holder).

Section 10.02 of the Trust Agreement is hereby amended in its entirety to read as follows:

The Holder shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of the Holder in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01 Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02 Consent of Holder of the Ownership Certificate.

HMB Acceptance Corp., as Holder of the Ownership Certificate, hereby represents that it is the Holder of the Ownership Certificate as of the date of this Amendment No. 1 and that it consents to this Amendment No. 1.

Section 2.03 Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.04 References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, the Ownership Certificate, any Note or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.05 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Ownership Certificate or the Notes or the rights of the Holders thereof.

Section 2.06 Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute one and the same instrument.

Section 2.07 Binding Nature of Amendment No. 1; Assignment.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.08 Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.09 Effectiveness.

This Amendment No. 1 shall become effective as of the date first written above.

Section 2.10 Governing Law.

THIS AMENDMENT NO. 1 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

* * * * *

IN WITNESS WHEREOF, the Depositor, the Owner Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

HMB ACCEPTANCE CORP.,
as Depositor and as Holder of the Ownership Certificate

By:	/S/ Debra F. Watkins
Name:	Debra F. Watkins
Title:	Executive Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/S/ Anita E. Dallago
Name:	Anita E. Dallago
Title:	Sr Financial Services Officer

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/S/ Dawn Hammond
Name:	Dawn Hammond
Title:	Vice President